Consent of Independent Registered Public Accounting Firm

----------------------------------------------------------------------


The board and shareholders
RiverSource Money Market Series, Inc.
         RiverSource Cash Management Fund

We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/      KPMG LLP
-----------------
         KPMG LLP

Minneapolis, Minnesota
November 14, 2006